SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2005 (June 1, 2005)

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

One CityPlace Drive, Suite 300, St. Louis, Missouri	63141

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 3 pages.

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Employment Agreement - Paul H. Vining
Indemnity Agreement - Paul H. Vining

Item 1.01. Entry into a Material Definitive Agreement

On June 1, 2005, Arch Coal, Inc. (the “Company”) entered into both an Employment Agreement and an Indemnity Agreement with Paul H. Vining, Senior Vice President – Marketing and Trading. Mr. Vining’s Employment Agreement provides that the Company will continue his salary, annual incentive compensation and benefits for one year in the event Mr. Vining is “constructively terminated” or if he is terminated by the Company without cause during the term of the Agreement. If, however, Mr. Vining resigns for good reason or is terminated without cause within two years after a change in control of the Company, then Mr. Vining will be instead entitled to receive two-times the highest annual compensation (including incentive compensation) received by him during the prior three years. In addition, certain benefits would continue during the salary continuation period in either event.

Mr. Vining’s Indemnity Agreement provides that the Company will indemnify Mr. Vining for liabilities, expenses and costs incurred by him in connection with any actual or threatened action, suit or proceeding, in which Mr. Vining is a party or participant by reason of the fact that Mr. Vining is serving as an officer of the Company. Mr. Vining would not be entitled to the benefits of the Agreement in the event it were conclusively established that (i) Mr. Vining’s acts were committed in bad faith, or were the result of active and deliberate dishonesty, and were material to the cause of action so adjudicated and (ii) Mr. Vining in fact personally gained a financial profit or other advantage to which he was not legally entitled.

In connection with his employment by the Company, Mr. Vining was also granted 25,000 shares of Restricted Stock of the Company pursuant to the terms of the Company’s 1997 Stock Incentive Plan, as amended. The shares of Restricted Stock vest ratably over a period of five (5) years, assuming Mr. Vining’s continued employment by the Company during such period.

Item 9.01. Financial Statements and Exhibits

The following exhibits are filed with this Form 8-K:

Exhibit
No.	Description
10.1	Employment Agreement by and between Arch Coal, Inc. and Paul H. Vining dated June 1, 2005.

10.2	Indemnity Agreement by and between Arch Coal, Inc. and Paul H. Vining dated June 1, 2005.

Page 2 of 3 pages.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2005	ARCH COAL, INC.

	By:	/s/ Janet L. Horgan

Janet L. Horgan
Assistant General Counsel and Assistant Secretary

Page 3 of 3 pages.

EXHIBIT INDEX

10.1	Employment Agreement by and between Arch Coal, Inc. and Paul H. Vining dated June 1, 2005.

10.2	Indemnity Agreement by and between Arch Coal, Inc. and Paul H. Vining dated June 1, 2005.